As Filed with the Securities and Exchange Commission on November 26, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Charter Communications, Inc.
(Exact name of registrant as specified in its charters)

Delaware	43-1857213
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

Charter Communications, Inc. 2001 Stock Incentive Plan
(Full Title of Plan)

Curtis S. Shaw, Esq.
Executive Vice President, General Counsel and Secretary
Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri   63131
(314) 965-0555
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Alvin G. Segel, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, $.001 par value	30,000,000 shares	$3.99	$119,700,000	$9,695.70

(1) This calculation is made solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, as follows: for shares of the Registrant's Class A Common Stock for which awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on November 24, 2003, which was $3.99 per share.

EXPLANATORY NOTE

Charter Communications, Inc. (the "Company") filed a registration statement on Form S-8 on May 22, 2001 (File Number 333-61358) (the "Previous Registration") relating to the registration of shares of Class A common stock, $.001 par value ("Common Stock"), of the Company in connection with the Charter Communications, Inc. 2001 Stock Incentive Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this "Registration Statement") registers an additional 30,000,000 shares of Common Stock, which may be issued pursuant to the Charter Communications, Inc. 2001 Stock Incentive Plan.

The Previous Registration is hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description of Document
4.1

Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on May 15, 2001 (File No. 000-27927))

4.2

Amendment No. 1 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(b) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

4.3

Amendment No. 2 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on November 14, 2001 (File No. 000-27927))

4.4

Amendment No. 3 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.15 to the annual report on Form 10-K filed by Charter Communications, Inc. on March 29, 2002 (File No. 000-27927))

4.5

Amendment No. 4 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(e) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

4.6

Amendment No. 5 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(f) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

5.1	Opinion of Irell & Menella LLP *
23.1	Consent of Independent Auditors - KPMG LLP *
23.3	Consent of Irell & Manella LLP (included in Exhibit 5.1) *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 26, 2003.

CHARTER COMMUNICATIONS, INC.

By: /s/ Steven A. Schumm Name: Steven A. Schumm Title: Executive Vice President, Chief Administrative Officer and interim Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Paul G. Allen Paul G. Allen	Chairman of the Board of Directors	November 26, 2003
/s/ Carl S. Vogel Carl S. Vogel	President, Chief Executive Officer Director (Principal Executive Officer)	November 26, 2003
/s/ Paul E. Martin Paul E. Martin	Senior Vice President and Controller (Principal Accounting Officer)	November 26, 2003
/s/ Charles M. Lillis Charles M. Lillis	Director	November 26, 2003
/s/ Marc B. Nathanson Marc B. Nathanson	Director	November 26, 2003
/s/ Nancy B. Peretsman Nancy B. Peretsman	Director	November 26, 2003
/s/ William D. Savoy William D. Savoy	Director	November 26, 2003
John H. Tory	Director	November 26, 2003
/s/ Larry W. Wangberg Larry W. Wangberg	Director	November 26, 2003

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on May 15, 2001 (File No. 000-27927))

4.2

Amendment No. 1 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(b) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

4.3

Amendment No. 2 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on November 14, 2001 (File No. 000-27927))

4.4

Amendment No. 3 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.15 to the annual report on Form 10-K filed by Charter Communications, Inc. on March 29, 2002 (File No. 000-27927))

4.5

Amendment No. 4 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(e) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

4.6

Amendment No. 5 to the Charter Communications, Inc. 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.11(f) to the annual report on Form 10-K filed by Charter Communications, Inc. on April 15, 2003 (File No. 000-27927))

5.1	Opinion of Irell & Menella LLP *
23.1	Consent of Independent Auditors - KPMG LLP *
23.3	Consent of Irell & Manella LLP (included in Exhibit 5.1) *

* filed herewith